Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253374) of Vitru Limited of our report dated March 29, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Auditores Independentes

Florianópolis, Brazil

April 28, 2021

PricewaterhouseCoopers, Av. Rio Branco 847, Salas 401, 402, 403 e 409, Florianópolis, SC, Brasil, 88015-205,

T: +55 (48) 3212 0200, www.pwc.com.br